                                                                    EXHIBIT 99.2
INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Lovell Farms, Inc., Botanical Farms, Inc.,
 Enviro-Safe Laboratories, Inc., and Lovell Properties:

We have audited the accompanying combined balance sheets of Lovell Farms, Inc., Botanical Farms, Inc., Enviro-Safe Laboratories, Inc., and Lovell Properties, a partnership, (collectively referred to as "Lovell Farms, Inc. and Affiliates" or the "Companies"), all of which are under common ownership and common management, as of December 31, 1998 and 1999, and the related combined statements of operations, owners' equity and cash flows for each of the three years in the period ended December 31, 1999. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Lovell Farms, Inc. and Affiliates as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
March 31, 2000

LOVELL FARMS, INC. AND AFFILIATES

COMBINED BALANCE SHEETS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------


ASSETS                                                                               1998               1999
CURRENT ASSETS:
  Cash and cash equivalents                                                   $   633,500        $10,298,038
  Receivables, net                                                              4,459,209          3,982,842
  Inventories                                                                   6,579,479          7,834,299
  Prepaid expenses                                                                531,019             90,673
                                                                              -----------        -----------
      Total current assets                                                     12,203,207         22,205,852

PROPERTY AND EQUIPMENT, net                                                     7,501,781          8,586,828

DEFERRED INCOME TAXES, net                                                         14,423            120,597

OTHER                                                                             425,637            749,091
                                                                              -----------        -----------
TOTAL                                                                         $20,145,048        $31,662,368
                                                                              ===========        ===========


LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                            $ 1,597,844        $ 3,479,383
  Accrued liabilities                                                             180,719          2,595,875
  Due to shareholders                                                             640,000            640,000
  Lines of credit                                                               1,200,000          2,698,250
  Current portions of long-term debt and capital lease obligations                354,618            394,575
                                                                              -----------        -----------
      Total current liabilities                                                 3,973,181          9,808,083

CAPITAL LEASE OBLIGATION, net of current portion                                    4,971            328,221

LONG-TERM DEBT, net of current portion                                          2,232,659          1,925,948
                                                                              -----------        -----------
      Total liabilities                                                         6,210,811         12,062,252
                                                                              -----------        -----------

COMMITMENTS AND CONTINGENCIES (Notes 9 and 10)

OWNERS' EQUITY:
  Common stock                                                                        800                816
  Additional paid-in capital                                                            -          5,479,401
  Loan receivable from shareholder                                                      -         (1,089,650)
  Retained earnings                                                            12,170,499         13,718,422
  Partners' capital                                                             1,762,938          1,491,127
                                                                              -----------        -----------
      Total owners' equity                                                     13,934,237         19,600,116
                                                                              -----------        -----------
TOTAL                                                                         $20,145,048        $31,662,368
                                                                              ===========        ===========

See notes to combined financial statements.

LOVELL FARMS, INC. AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
--------------------------------------------------------------------------------

                                                                1997               1998                1999
NET SALES                                                    $39,270,827        $45,288,710         $52,716,216

COST OF SALES                                                 12,764,569         14,890,795          15,866,930
                                                             -----------        -----------         -----------

           Gross profit                                       26,506,258         30,397,915          36,849,286
                                                             -----------        -----------         -----------

EXPENSES:
  Selling, general and administrative                         16,217,844         19,782,578          33,343,118
  Interest                                                       286,696            305,679             370,677
  Gain on sale of land                                                 -           (488,017)                  -
                                                             -----------        -----------         -----------

           Total expenses                                     16,504,540         19,600,240          33,713,795
                                                             -----------        -----------         -----------

INCOME FROM OPERATIONS                                        10,001,718         10,797,675           3,135,491

OTHER INCOME                                                      81,880             97,763             111,504
                                                             -----------        -----------         -----------

INCOME BEFORE INCOME TAX
  PROVISON (BENEFIT)                                          10,083,598         10,895,438           3,246,995

INCOME TAX PROVISION (BENEFIT)                                    12,412             17,748            (106,174)
                                                             -----------        -----------         -----------

NET INCOME                                                   $10,071,186        $10,877,690         $ 3,353,169
                                                             ===========        ===========         ===========

See notes to combined financial statements.

LOVELL FARMS, INC. AND AFFILIATES

COMBINED STATEMENTS OF OWNERS' EQUITY
YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
------------------------------------------------------------------------------------------------------------------

                                                              Loan
                                             Additional    Receivable                                    Total
                                   Common      Paid-in        From         Retained      Partners       Owner's
                                    Stock      Capital    Shareholder      Earnings       Capital        Equity
BALANCE,
  JANUARY 1, 1997                   $800            -             -     $ 12,163,788   $ 2,858,995   $ 15,023,583

  Net income (loss)                                                       10,386,566      (315,380)    10,071,186
  Capital distributions                                                  (10,881,808)            -    (10,881,808)
                                    ----   ----------   -----------     ------------   -----------   ------------
BALANCE,
  DECEMBER 31, 1997                  800            -             -       11,668,546     2,543,615     14,212,961

  Net income                                                              10,658,367       219,323     10,877,690
  Capital distributions                                                  (10,156,414)   (1,000,000)   (11,156,414)
                                    ----   ----------   -----------     ------------   -----------   ------------

BALANCE,
 DECEMBER 31, 1998                   800            -             -       12,170,499     1,762,938     13,934,237

  Net income (loss)                                                        3,624,980      (271,811)     3,353,169
  Capital distributions                                                   (2,077,057)            -     (2,077,057)
  Issuance of common stock            16   $5,479,401             -                -             -      5,479,417
  Receivable from shareholder
    for taxes withheld                                  $(1,089,650)               -             -     (1,089,650)
                                    ----   ----------   -----------     ------------   -----------   ------------
BALANCE,
   DECEMBER 31, 1999                $816   $5,479,401   $(1,089,650)    $ 13,718,422   $ 1,491,127   $ 19,600,116
                                    ====   ==========   ===========     ============   ===========   ============

LOVELL FARMS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
-------------------------------------------------------------------------------------------------------------------------

                                                                                   1997           1998           1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                   $ 10,071,186   $ 10,877,690    $ 3,353,169
  Adjustments to reconcile net income to net
      cash provided by operating activities:
    Depreciation and amortization                                                   580,597        629,493        853,494
    Provision for losses on accounts receivable                                      58,047        545,030         90,112
    Gain on sale and disposal of property and equipment                                   -       (488,017)        (2,096)
    Issuance of common stock as compensation                                              -              -      5,479,417
    Changes in operating assets and liabilities:
      Receivables                                                                   569,682        (90,735)       386,255
      Inventories                                                                   101,416       (140,883)    (1,254,820)
      Prepaid expenses and other current assets                                    (645,801)      (336,486)       440,346
      Other assets                                                                  (83,412)       175,405       (323,454)
      Accounts payable                                                              419,983       (604,834)     1,881,539
      Due to shareholders                                                           600,000              -              -
      Accrued expenses                                                               90,765         89,392      2,415,156
      Deferred income taxes                                                          (2,534)       (11,889)      (106,174)
                                                                               ------------   ------------    -----------
           Net cash provided by operating activities                             11,759,929     10,644,166     13,212,944
                                                                               ------------   ------------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                             (1,443,444)      (488,489)    (1,544,843)
  Proceeds from sale and disposal of property and
    equipment                                                                             -      1,180,521         14,650
                                                                               ------------   ------------    -----------
           Net cash provided by (used in) investing activities                   (1,443,444)       692,032     (1,530,193)
                                                                               ------------   ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under line-of-credit agreements                                    800,000        400,000      1,498,250
  Principal payments on long term debt and capital
    lease obligations                                                              (278,441)      (789,538)      (349,756)
  Dividends paid to owners                                                      (10,881,808)   (11,156,414)    (2,077,057)
  Receivable from shareholder                                                             -              -     (1,089,650)
                                                                               ------------   ------------    -----------
           Net cash used in financing activities                                (10,360,249)   (11,545,952)    (2,018,213)
                                                                               ------------   ------------    -----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (43,764)      (209,754)     9,664,538

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                        887,018        843,254        633,500
                                                                               ------------   ------------    -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                         $    843,254   $    633,500    $10,298,038
                                                                               ============   ============    ===========

SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
    Cash paid in during the year for:
      Interest                                                                      279,475        297,673        387,280
      Taxes                                                                          10,402              -              -

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  FINANCING AND INVESTING ACTIVITIES:
    Property and equipment obtained through capital lease                                 -         15,172        406,252

See notes to combined financial statements.

LOVELL FARMS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE
YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
--------------------------------------------------------------------------------

1.  GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    General - Lovell Farms, Inc., Botanical Farms, Inc., Enviro-Safe Laboratories, Inc. and Lovell Properties, a partnership, (collectively referred to as "Lovell Farms, Inc. and Affiliates" or the "Companies"), are engaged in the business of growing flowering plants, primarily in South Florida, and of selling and distributing such plants throughout the United States.

    Basis of Presentation - The accompanying combined financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

    Principles of Combination - The accompanying combined financial statements include the accounts of Lovell Farms, Inc. and Affiliates. All significant intercompany transactions and balances have been eliminated from the accompanying combined financial statements.

    The common stock balance and legal structure of each entity consists of the following as of December 31:

                                                                                          1998        1999
     Lovell Farms, Inc. (par $1 per share; 5,000 shares authorized; 200 and
       216 shares issued and outstanding in 1998 and 1999, respectively),                $ 200       $ 216
       a subchapter S corporation

     Botanical Farms, Inc. (par $1 per share; 7,500 shares authorized;
       100 shares issued and outstanding), a subchapter C corporation                      100         100

     Enviro-Safe Laboratories, Inc. (par $1 per share; 10,000 shares authorized;
       500 shares issued and outstanding), a subchapter S corporation                      500         500

     Lovell Properties, a partnership                                                        -           -
                                                                                         -----       -----
     Total                                                                               $ 800       $ 816
                                                                                         =====       =====

    Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents - The Companies consider all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

    Allowance for Doubtful Accounts - The Companies carry their receivables from customers and others at the amount deemed to be collectible. Accordingly, the Companies provide allowances for accounts receivable deemed to be uncollectible based on management estimates. Any recoveries made on these amounts are recognized in the period the recoveries are made.

    Inventories - Inventories consist of growing plants and supplies and are valued at the lower of cost or market. Cost is determined using the weighted average method for growing plants and the first-in, first-out method for supplies. Inventories with expected turnover of greater than one year are classified as non-current assets (other assets).

    Property and Equipment - Property and equipment is stated at cost. Depreciation, which includes amortization of assets under capital lease, is based on the straight-line method over the lesser of the estimated useful lives of the related assets or the term of the lease, which range from five to thirty years. Depreciation and amortization relating to property and equipment used directly in the Companies' nursery operations are included in cost of sales. Depreciation and amortization relating to property and equipment not used directly in the Companies' nursery operations are included in selling, general and administrative expenses.

    Repairs and maintenance costs are expensed as incurred.

    Revenue Recognition - Revenues are recognized when goods are delivered. Terms and return policies are determined on a customer by customer basis.

    Income Taxes - Lovell Farms, Inc. and Enviro-Safe Laboratories, Inc. are subchapter S corporations and Lovell Properties is a partnership. Entities which are S corporations and partnerships are not required to pay income taxes as the net income or loss passes through directly to the owners' individual tax returns.

    Botanical Farms, Inc. is a subchapter C corporation. Accordingly, it is subject to corporate income taxes. As such, an income tax provision (benefit), has been recorded for Botanical Farms, Inc.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    Long-Lived Assets - The Companies evaluate their long-lived assets for potential impairment. When circumstances indicate that the carrying amount of an asset may not be recoverable as demonstrated by the projected undiscounted cash flows, an impairment loss would be recognized based on fair value.

2.  RECEIVABLES

    Receivables consist of the following as of December 31:

                                                         1998           1999

       Receivables, trade                            $4,428,534     $4,224,929
       Other                                            185,562          2,912
                                                     ----------     ----------
                                                      4,614,096      4,227,841

       Allowance for doubtful accounts                 (154,887)      (244,999)
                                                     ----------     ----------
           Total                                     $4,459,209     $3,982,842
                                                     ==========     ==========

3.   INVENTORIES

     Inventories consist of the following as of December 31:

                                                           1998          1999

       Plants                                           $3,387,211   $3,395,766
       Pots, trays, chemicals and packing supplies       2,390,733    3,587,580
       Fertilizers                                         660,144      837,721
       Seeds                                               451,133      574,389
       Other                                                38,594       71,067
                                                        ----------   ----------
                                                         6,927,815    8,466,523

       Less: Amount classified as non-current
              (other assets)                              (348,336)    (632,224)
                                                        ----------   ----------
          Total                                         $6,579,479   $7,834,299
                                                        ==========   ==========

4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of December 31:

                                                           1998          1999

       Land                                            $ 4,939,178  $ 4,939,178
       Buildings and improvements                          843,720      971,214
       Machinery and equipment                           4,594,009    6,277,597
       Furniture and fixtures                              275,450      418,973
                                                       -----------  -----------
                                                        10,652,357   12,606,962

       Less accumulated depreciation and amortization   (3,150,576)  (4,020,134)
                                                       -----------  -----------
          Total                                        $ 7,501,781  $ 8,586,828
                                                       ===========  ===========

     Included in machinery and equipment as of December 31, 1998 and 1999 are assets under capital lease with a cost of $15,172 and $473,661, respectively.

5.   OTHER ASSETS

     Other assets consist of the following as of December 31:

                                                             1998         1999

       Used pots inventories                            $  348,336  $   632,224
       Deposits on equipment                                47,301       51,004
       Other deposits                                       30,000       30,916
       Cash surrender value of life insurance policy             -       34,947
                                                        ----------  -----------
           Total                                        $  425,637  $   749,091
                                                        ==========  ===========

6.   DUE  TO SHAREHOLDERS

     The amount due to shareholders of $640,000 as of December 31, 1999 and 1998 are non-interest-bearing demand notes.

7.   LINES OF CREDIT

     The Companies have the following lines of credit as of December 31:

                                                                             1998              1999
A $2,000,000 line of credit with a bank, payable on demand,
  which was paid off on March 1, 2000.  This line of credit is unsecured but is guaranteed by certain owners of the
  Companies.  Interest on the line of credit is payable monthly at the bank's prime lending rate less 1% (7.5% at
  December 31, 1999).  The line of credit contains covenants requiring, among other things, that the Companies maintain
  a certain ratio of adjusted net income to fixed changes.             $  1,100,000       $  2,000,000

A $598,250 line of credit with a bank, payable on demand, which expires on May 4, 2004.  This line of credit is secured by other vehicles.  Interest on the line of credit is payable monthly
  at the bank's prime rate less 1% (7.5% at December 31, 1998).                   -            598,250

A $100,000 line of credit with a bank, payable on demand,
  which expires on May 31, 2000.  This line of credit is secured by receivables and equipment.  Interest
  on the line of credit is payable monthly at the bank's prime
  rate less 1% (7.5% at December 31, 1999).                                 100,000            100,000
                                                                   -----------------    -----------------

        Total                                                          $  1,200,000       $  2,698,250
                                                                   =================    =================

8.  LONG-TERM DEBT

   Long-term debt consists of the following as of December 31:

                                                                                 1998             1999
  Bank loan with principal and interest, at the bank's prime lending rate (8.5% at December 31, 1999), payable in monthly installments
    of $11,306, maturing on August 24, 2001.  Secured by receivables.         $1,373,427       $1,237,751

  Bank loan with principal and interest, at the bank's prime lending rate, payable in monthly installments of $3,958, maturing
    on April 24, 2000.  Secured by farm land and improvements.                   481,718          434,218

  Bank loan with principal and interest, at the bank's prime lending rate, payable in monthly installments of $3,245, maturing
    on August 24, 2004.  Secured by real property.                               415,367          379,678

  Third party loan with principal and interest, at 6%, payable in annual installments of $27,694, maturing on August 1, 2001.
    Secured by real property.                                                     74,027           50,775

  Third party loan with principal and interest, at 9%, payable in monthly installments of $403, maturing on July 1, 2003.
    Secured by real property.                                                     17,828           14,462

  Bank loan with principal and interest, at the bank's prime ending rate, payable in monthly installments of $1,459, paid off on
    February 9, 2000.  Secured by certain machinery and equipment.                20,525            3,018

  Bank loan with principal and interest, at the bank's prime lending rate, payable in monthly installments of $1,307, maturing on
    February 21, 2002.  Secured by certain machinery and equipment.               50,983           35,300

  Bank loan with principal and interest, at the bank's prime lending rate, payable in monthly installments of $2,083, maturing on
    April 3, 2002.  Secured by certain machinery and equipment.                   81,251           58,208

  Bank loan with principal and interest, at the bank's prime lending rate payable in monthly installments of $1,059, maturing on
    June 15, 2000.  Secured by certain machinery and equipment.                   31,774           19,064

  Bank loan with principal and interest, at the bank's prime lending rate, payable in monthly installments of $780, maturing on
    December 15, 1999.  Secured by certain machinery and equipment.                9,364                -

  Bank loan with principal and interest, at the bank's prime lending rate, payable in monthly installments of $500, maturing on
    June 15, 2000.  Secured by certain machinery and equipment.                    3,000                -

  Bank loan with principal and interest, at the bank's prime lending rate, payable in monthly installments of $2,143, maturing on
    January 15, 2000.  Secured by certain machinery and equipment.                22,966                -
                                                                            ---------------   ---------------

Total                                                                          2,582,230        2,232,474

Less current portion                                                            (349,571)        (306,526)
                                                                            ---------------   ---------------

Long-term debt, net of current portion                                        $2,232,659       $1,925,948
                                                                            ===============   ===============

     Following are the scheduled maturities of long-term debt as of December 31, 1999:

Year                                                          Amount

2000                                                        $  306,526
2001                                                           299,268
2002                                                           238,617
2003                                                           224,836
2004                                                           222,105
2005 and thereafter                                            941,122
                                                            ----------

Total                                                       $2,232,474
                                                            ==========

9.   COMMITMENTS AND CONTINGENCIES

     The Companies lease equipment from unrelated third party under various operating leases. Total rent expense for the years ended December 31, 1997, 1998 and 1999, was approximately $21,000, $53,000, and $48,000, respectively.

     Following is a summary of future minimum payments under capital and under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1999:

                                                                 Capital        Operating
          Year                                                   Leases          Leases
          2000                                                 $118,306         $ 37,080
          2001                                                  106,649           26,921
          2002                                                  101,150              430
          2003                                                   94,843
          2004                                                   78,720
                                                              ---------         ---------

          Total minimum lease payments                          499,668         $ 64,431
          Amounts representing interest (5.87 to 7.08%)          83,398         =========
                                                              ---------

          Present value of net minimum payments                 416,270
          Less current portion                                   88,049
                                                              ---------
          Capital lease obligation, net of current portion     $328,221
                                                              =========

     Through December 30, 1999, the Companies had a verbal profit-sharing arrangement with a non-owner employee whereby the employee received an annual salary and bonus equal to 10% of the cash distributions to the owners of the Companies. During the years ended December 31, 1997, 1998 and 1999, such salary and bonus aggregated $1,149,472, $1,065,478 and $700,000, respectively. On December 31, 1999 the employee became an owner of Lovell Farms, Inc. (see Note 10).

     On August 19, 1994, a former employee ("plaintiff") of the Companies filed a lawsuit against the Companies. The former employee is seeking damages for breach of fiduciary duty, fraudulent inducement, unjust enrichment, accounting and violation of the Florida Uniform Trade Secrets Act. On October 7, 1997, the court granted the Companies' motion for summary judgement as to the count for violation of the Florida Uniform Trade Secrets Act. On February 2, 1999, the former employee amended his complaint and, on March 4, 1999, the Companies filed their motion to dismiss the second amended complaint. The court has ruled on the motion, but the Companies have filed a motion to vacate that order. The outcome of this lawsuit is uncertain; accordingly, no provision has been made in the accompanying combined financial statements as a result of this matter.

10.  ISSUANCE OF COMMON STOCK

     On December 31, 1999, Lovell Farms, Inc. issued, as compensation to an employee, 16 shares of common stock with a fair value of $5,479,401. As such, such amount has been included as compensation in the accompanying combined statements of operation. The issued shares represents approximately 7.41% ownership of Lovell Farms, Inc. Additionally, as of December 31, 1999, the Companies have a loan receivable from the shareholder of $1,089,650 for payroll taxes paid on behalf of the shareholder related to this transaction.

     During 2000, the Companies entered into a bonus agreement with the employee described above. The agreement was contingent upon the completion of the sales transaction described in Note 13. Upon the completion of this transaction, the employee described above is entitled to receive a bonus of approximately $5.1 million.

11.  INCOME TAXES
     The Companies provision (benefit) for income taxes related to the income
     (loss) of Botanical Farms, Inc. consists of the following:

                                                                                        State
     Year ended December 31, 1997:                                      Federal       and Local         Total
     Current                                                           $ 13,504        $ 1,442        $ 14,946
     Deferred                                                            (2,290)          (244)         (2,534)
                                                                        -------         ------         -------
     Total                                                             $ 11,214        $ 1,198        $ 12,412
                                                                        =======         ======         =======

                                                                                        State
     Year ended December 31, 1998:                                      Federal       and Local         Total
     Current                                                           $ 25,305        $ 4,332        $ 29,637
     Deferred                                                           (10,151)        (1,738)        (11,889)
                                                                       --------        -------        --------
     Total                                                             $ 15,154        $ 2,594        $ 17,748
                                                                       ========        =======        ========

                                                                                        State
     Year ended December 31, 1999:                                      Federal       and Local         Total
     Current                                                          $      -        $      -         $       -
     Deferred                                                          (90,658)        (15,518)         (106,174)
                                                                      --------        --------         ---------
     Total                                                            $(90,658)        (15,518)         (106,174)
                                                                      ========        ========         =========

The Companies' effective tax rate differs from the federal statutory rate of 34% primarily due to the fact that two of the entities included in the combined financial statements are S subchapter corporations and one entity is a partnership, all of whom are not subject to tax.

   Significant components of deferred taxes as of December 31 are as follows:

                                                                       1997            1998             1999
     Deferred tax asset:
       Accounts payable and other current liabilities                $ 19,817        $ 28,946          $115,027
       Alternative minimum tax                                                                            2,199
       Net operating loss                                                                                51,769

     Deferred tax liability:
       Prepaid expenses                                                                                (21,655)
       Inventories                                                    (17,283)        (14,523)         (26,743)
                                                                     --------        --------         --------

     Net deferred tax asset                                          $  2,534        $ 14,423         $120,597
                                                                     ========        ========         ========

12.  MAJOR CUSTOMER

     Sales to a major unaffiliated customer represented approximately 78% of combined sales for 1997 and 80% of combined sales for 1998 and 1999.

13.  SUBSEQUENT EVENT

     On March 3, 2000, the owners and shareholders of the Companies' entered into an agreement to sell; (i) substantially all of the assets and certain liabilities of Lovell Farms, Inc. and Botanical Farms, Inc.; (ii) substantially all of the common stock of Enviro-Safe Laboratories, Inc. and the partnership interest in Lovell Properties.

                                  * * * * * *